EXHIBIT 11

                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share

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(dollars in thousands, except per share data)                       For the Three                     For the Nine
                                                                    Months Ended                      Months Ended
                                                                    September 30,                     September 30,
                                                                2003            2002              2003            2002
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,940          $4,796           $16,394         $14,252

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                    10,653,999       8,291,496        10,372,617       8,263,928

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BASIC EARNINGS PER SHARE                                           $0.56           $0.58             $1.58           $1.72
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,940          $4,796           $16,394         $14,252

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                    10,653,999       8,291,496        10,372,617       8,263,928
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                242,462         266,007           213,038         224,517
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          Total weighted average diluted common shares        10,896,461       8,557,503        10,585,655       8,488,445
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DILUTED EARNINGS PER SHARE                                         $0.55           $0.56             $1.55           $1.68
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